EXHIBIT 99.1

Renavotio Comments on Recent Developments Related to the Federal Infrastructure Bill

Tulsa, OK – August 25, 2021 — Renavotio, Inc. (OTCQB: RIII) (the “Company”) the 100% owner of two subsidiaries focused on infrastructure opportunities, including 5G, utility construction, utility management, IoT, water, waste management, PPE technology, and related industries, today commented on developments related to the $1.2 trillion federal infrastructure bill. On Tuesday, August 24, the separate, $3.5 trillion budget framework was approved by the House of Representatives, along with a compromise resolution that would see the infrastructure bill put to a vote in the House by September 27. The U.S. Senate voted to approve the infrastructure bill on August 10.

Billy Robinson, Renavotio’s Chief Executive Officer, commented: “I would like to thank all of our valued shareholders for their interest in our Company and continued excitement for where we are headed. Overall, I’m optimistic that the infrastructure bill will eventually become law, and hopeful that many of these plans for infrastructure spending will start to flow. If or when they pass the infrastructure bill, Renavotio has already laid the groundwork for expanding its infrastructure footprint with its recent expansion in underground fiber optic installation, recognizing the desire and need of federal and state governments to expand rural 5G and funding for rural internet service providers, or (“ISP”), which opens up new acquisition and contract opportunities for the Company. Consider that, regardless of whether the bill passes, the United States would need to spend $5.937 trillion of cumulative investment in infrastructure spending from 2020 to 2029 based on current trends according to the most recent American Infrastructure Report Card prepared by the country’s oldest civil engineering organization, the American Society of Civil Engineers. This includes $1.045 trillion in drinking water/wastewater/stormwater, significant focal points for Renavotio” (See: https://infrastructurereportcard.org/wp-content/uploads/2020/12/2021-IRC-Executive-Summary-1.pdf).

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About Renavotio, Inc.

Renavotio, Inc. (OTCQB: RIII) focuses on three unique infrastructure opportunities, including medical protective equipment, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries.

The Company’s wholly owned subsidiary, Renavotio Infratech, Inc. (“RII”), includes business and acquisition strategies concentrating on medical protective equipment and infrastructure with utility construction and consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. RII’s wholly owned subsidiary, Utility Management Corp, is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. Utility Management Corp’s subsidiary, Utility Management and Construction (UMCCO) is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, data, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom-line savings for its clients, by providing engineering, planning, permitting and installation through their second wholly owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.umcco.com

For additional information on Renavotio, please click: www.renavotio.com

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Forward Looking Statement

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including, but not limited to, statements relating to our ability to pay off our debt, our growth plans, our ability to list our securities on a national securities exchange and our acquisition plans. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include general business, economic, competitive, regulatory, markets and other conditions, political and social uncertainties. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements, including whether in fact the infrastructure bill will receive full congressional approval.  No information in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, results of operations, or whether it will be successful in completing additional acquisitions. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts:

Renavotio, Inc.

601 South Boulder Ave.

Suite 600 Tulsa, OK 74119

Email: brobinson@renavotio.com
Telephone: 1-888-928-1312

Skyline Corporate Communications Group, LLC
Matthew Abenante, IRC, Senior Account Manager

One Rockefeller Plaza, 11th Floor
New York, NY 10020
Office: 646-893-5835
Email: mabenante@skylineccg.com

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